Exhibit 99.1

EigenQ and Silicon Valley Acquisition Corp. Advance Proposed Business Combination Transaction through Confidential Submission of Registration Statement on Form S-4

●	Confidential submission marks significant milestone toward the completion of the previously announced business combination and EigenQ’s planned transition to a publicly traded company.

AUSTIN, Texas and PALO ALTO, Calif., Aug. 19, 2026 /PRNewswire/ -- EigenQ, Inc. (“EigenQ” or the “Company”), a quantum technology company, and Silicon Valley Acquisition Corp. (Nasdaq: SVAQ) (“SVAQ”), a publicly traded special purpose acquisition company, today announced the confidential submission of a draft registration statement on Form S-4 (the “Draft Registration Statement”) for review by the U.S. Securities and Exchange Commission (“SEC”) relating to EigenQ’s and SVAQ’s previously announced proposed business combination transaction (the “Business Combination”) to take EigenQ public. Submission of the Draft Registration Statement for SEC review reflects continued progress and forward momentum relative to the proposed Business Combination and represents another key milestone toward completing the transaction.

Completion of the proposed transaction is subject to shareholder approval, SEC review and effectiveness of the Registration Statement, among other customary closing conditions. Upon completion of the proposed Business Combination, the combined company (“PubCo”) is expected to operate under the name EigenQ Holdings, Inc., securities of which are expected to trade on Nasdaq, subject to exchange listing approval.

“The submission of the Draft Registration Statement for review by the SEC represents another important milestone in our journey toward becoming a public company. We are pleased to continue advancing this transaction together with SVAQ while remaining focused on disciplined execution, furthering our commercialization plans with channel participants, OEMs and customers, and creating sustainable long-term value for our shareholders,” said Dr. José Rosas-Bustos, EigenQ’s Chief Executive Officer.

The proposed Business Combination remains subject to approval by the shareholders of SVAQ and stockholders of EigenQ, respectively, the registration statement on Form S-4 being declared effective by the SEC, and the satisfaction of other customary closing conditions. The Business Combination is currently expected to close in the fourth quarter of 2026, subject to satisfaction of applicable approvals and closing conditions. Upon completion of the proposed Business Combination, the combined company (“PubCo”) is expected to operate under the name EigenQ Holdings, Inc., securities of which are expected to trade on Nasdaq, subject to exchange listing approval.

While the go-public process continues to advance, EigenQ remains focused on executing its technology and commercialization strategy.

“Our mission is to build and deploy trusted infrastructure enabling governments, enterprises, and critical industries to operate securely in the Quantum Era. We believe that becoming a public company will expand our ability to accelerate innovation, deepen strategic partnerships, and bring foundational quantum technologies to U.S. and global markets. We remain committed to leading the transformation toward trusted, resilient, and quantum-ready digital infrastructure,” said Dr. Jesse Van Griensven, Chairman of EigenQ’s board of directors.

About EigenQ

EigenQ is an applied quantum technology company building the trusted infrastructure for the Quantum Era. Headquartered in Texas, USA, the Company develops foundational technologies across quantum security, communications, networking, and sensing - helping public and private sectors prepare for a future shaped by quantum computing and AI.

Working alongside a developing ecosystem of original equipment manufacturers (OEMs), technology partners, and industry leaders, EigenQ is poised to deliver deployable, market-ready solutions that combine post-quantum cryptography, quantum-derived entropy, hardware-rooted trust, secure identity, and cryptographic agility to strengthen the existing digital infrastructures of governmental and commercial enterprises.

EigenQ has entered into a previously-announced definitive business combination agreement (the “Business Combination Agreement”) with SVAQ to effectuate the proposed go-public transaction. In connection with the completion, if any, of the Business Combination, the transaction parties are seeking approval from Nasdaq for shares of Pubco common stock to trade under the symbol “EIGQ”.

Additional information about EigenQ is available at www.EigenQ.com. The Registration Statement will become publicly available at a later stage of the transaction process; supplemental information about the proposed Business Combination and its terms can be found in SVAQ’s public filings which are available, free of charge, at the SEC’s website (www.sec.gov).

About Silicon Valley Acquisition Corp.

Silicon Valley Acquisition Corp. (Nasdaq: SVAQ) is a publicly traded special purpose acquisition company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. For more information, visit https://svacquisitioncorp.com.

Advisors

EigenQ’s U.S. legal counsel is Ellenoff Grossman & Schole LLP. SVAQ’s U.S. legal counsel is Greenberg Traurig, LLP. Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC and Secure Strategy Group, LLC are acting as financial advisors and capital markets advisor to EigenQ. The Blueshirt Group is providing investor relations advisory services to EigenQ and AUM Media is providing investor relations advisory services to SVAQ.

Important Information About the Proposed Business Combination and Where to Find It

This communication relates to a proposed business combination transaction (“Business Combination”) between EigenQ and SVAQ. The proposed Business Combination will be submitted to the shareholders of SVAQ for their consideration. A draft registration statement on Form S-4 (as may be amended or supplemented, the “Registration Statement”) has been submitted for review by the SEC, to be followed by a publicly-filed Registration Statement, which will include preliminary and definitive proxy statements to be distributed to SVAQ’s shareholders in connection with SVAQ’s solicitation for proxies for the vote by SVAQ’s shareholders in connection with the proposed Business Combination and other matters as described in the Registration Statement, as well as a prospectus relating to the securities to be issued in connection with the completion of the proposed Business Combination. After the Registration Statement has been filed and declared effective by the SEC, SVAQ will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed Business Combination.

SVAQ’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus in connection with SVAQ’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve, among other things, the proposed Business Combination, because these documents will contain important information about SVAQ, EigenQ, PubCo and the proposed Business Combination. This press release does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. SVAQ and EigenQ may also file other documents with the SEC regarding the Business Combination. Shareholders may also obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed with the SEC regarding the proposed Business Combination and other documents filed with the SEC by SVAQ, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Silicon Valley Acquisition Corp., 228 Hamilton Avenue, 3rd Floor, Palo Alto, CA 94301.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY, NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE PROPOSED BUSINESS COMBINATION PURSUANT TO WHICH ANY SECURITIES ARE TO BE OFFERED OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the proposed Business Combination and the parties thereto. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding the proposed Business Combination between SVAQ and EigenQ; the anticipated benefits and timing of the proposed Business Combination; expected trading of PubCo securities on Nasdaq; PubCo’s potential future financial performance; PubCo and EigenQ’s ability to execute the Company’s business strategy; EigenQ’s market opportunity and positioning; and other statements regarding the transaction parties’ intentions, beliefs, or expectations with respect to the Pubco’s future performance, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EigenQ’s and SVAQ’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of EigenQ and SVAQ. These forward-looking statements are subject to a number of risks and uncertainties, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Business Combination; (2) the outcome of any legal proceedings that may be instituted against EigenQ or SVAQ, PubCo or others following the announcement of the proposed Business Combination; (3) the inability to complete the proposed Business Combination due to the failure to obtain approval of the shareholders SVAQ or stockholders of EigenQ or to satisfy other conditions to closing; (4) changes to the proposed structure of the proposed Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed Business Combination; (5) the ability to meet and, after closing, maintain stock exchange listing standards in connection with or following the consummation of the proposed Business Combination; (6) the risk that the proposed Business Combination disrupts current plans and operations of EigenQ as a result of the announcement and consummation of the proposed Business Combination; (7) EigenQ’s ability to scale and grow its business, and the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, Pubco’s and the Company’s ability to successfully execute EigenQ’s business plans, deploy products and services that are accepted in the marketplace, grow and manage growth, maintain relationships with customers, and retain the services of management and key employees, as well as by numerous other factors including, without limitation, the timeline and scope of governmental mandates applicable to EigenQ’s business, competition, and further developments in quantum computing technology; (8) risks that the Business Combination disrupts EigenQ’s current plans and operations; (9) the ability to implement business plans, identify and realize additional opportunities, and meet or exceed management’s current expectations for EigenQ’s business; (10) political, social or economic instability, including in emerging markets, such as the Middle East and other countries in which EigenQ, PubCo, relevant OEMs and other channel participants and customers of some or all of the foregoing operate or plan to operate; (11) risks relating to product development and commercialization timing, OEM integration, customer adoption and strategic participant and manufacturer, supplier and distribution relationships; (12) EigenQ’s ability to maintain and recognize benefits from its existing strategic relationships; (13) costs related to the proposed Business Combination; (14) changes in applicable laws or regulations; (15) changes in government mandates, requirements and standards as they relate to quantum security and infrastructure; (16) EigenQ’s estimates of expenses and capital needs and related management assumptions regarding, among other matters, the potential timeline to consummate the proposed transaction, shareholder redemptions and transaction consideration or other adjustments; (17) any downturn or volatility in economic conditions; (18) changes in the competitive environment affecting EigenQ or its customers, including EigenQ’s inability to introduce new products or technologies; (19) the impact of pricing pressure and erosion; (20) supply chain risks; (21) risks to EigenQ’s ability to protect its intellectual property and avoid infringement by others, or claims of infringement against EigenQ or PubCo; (22) the possibility that EigenQ, SVAQ and Pubco may be adversely affected by other economic, business and/or competitive factors; (23) EigenQ’s estimates of the Company future potential performance; (24) risks related to the fact that SVAQ is incorporated in the Cayman Islands and governed by Cayman Islands law; (25) and other factors discussed in SVAQ’s Annual Report on Form 10-K filed with the SEC on March 31, 2026, under the heading “Risk Factors”, and subsequent Quarterly Reports on Form 10-Q, the Registration Statement on Form S-4, once publicly-filed with the SEC and proxy statement/prospectus included therein, or other documents that will be filed with the SEC. If any of these risks materialize or our assumptions with respect thereto prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither EigenQ nor SVAQ presently knows or that EigenQ and SVAQ currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect EigenQ’s and SVAQ’s expectations, plans, beliefs or forecasts of future events as of the date of this press release. EigenQ and SVAQ anticipate that subsequent events and developments will cause EigenQ’s and SVAQ’s assessments to change. However, while EigenQ and SVAQ may elect to update these forward-looking statements at some point in the future, EigenQ and SVAQ specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing EigenQ’s and SVAQ’s assessments as of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This press release does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed Business Combination. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser of securities to avail itself of any exemption under the Securities Act.

Participants in Solicitation

SVAQ, EigenQ and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from SVAQ’s shareholders in connection with the proposed Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of SVAQ’s shareholders in connection with the proposed Business Combination will be set forth in SVAQ’s proxy statement/prospectus when it is filed with the SEC. You can find more information about SVAQ’s directors and executive officers in SVAQ’s Annual Report on Form 10-K filed with the SEC on March 31, 2026. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

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